EX-99.23.j.i

                                                 CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Accountants" in the The Cash Fund's Statement of Additional Information being filed in the Registration Statement (Form N-1A) of AmeriPrime Funds with the Securities and Exchange Commission in this Post-Effective Amendment No. 45 to the Registration Statement under the Securities Act of 1933 (File No. 33-96826) and in this Amendment No. 46 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9096).

                                                                /s/
                                                              ERNST & YOUNG LLP



Chicago, Illinois
October 17, 2000